Exhibit 99.1

FOR IMMEDIATE RELEASE

STARZ REPORTS FIRST QUARTER 2014
FINANCIAL RESULTS

Englewood, Colo. – May 1, 2014 – Starz (NASDAQ: STRZA, STRZB) today reported first quarter 2014 results. Highlights include(1):

•	Achieved increases in revenue of 5%, Adjusted OIBDA(2) of 8% and operating income of 8%

•	STARZ/ENCORE combined subscribers at 56.3 million; leads U.S. premium television category

•	“Black Sails” completed successful first season averaging in the U.S. more than 5.2 million viewers per episode across all platforms; licensed to Amazon Prime Instant Video in UK

•
“Power” from Curtis “50 Cent” Jackson showcased for global buyers at MIPTV World Premiere TV Screening in Cannes; TV/digital deals secured to-date covering 75 countries and territories worldwide including Canada, Russia, Scandinavia, Turkey, Belgium, and Latin America; will debut in the U.S. June 7

•
Added “The Missing,” limited dramatic series co-produced with the BBC and Company Pictures, and “The Chair,” first STARZ unscripted series to 2014 slate; brings total 2014 STARZ Original series hours to 55

•
Launched ENCORE PLAY/MOVIEPLEX PLAY on Xbox 360 to join December 2013 launch of STARZ PLAY; Xbox One deployments for all PLAY services expected in 2014; new deployments bring STARZ PLAY launches to approximately 85% of STARZ sub base

•	Repurchased 1.4 million shares from February 1, 2014 to April 30, 2014; since trading began on January 14, 2013, Starz has repurchased 11.6% of its outstanding shares

Starz CEO Chris Albrecht, said, “Our business performed well during the first quarter, setting the stage for what we believe will be a strong 2014. We are building the STARZ brand, investing to create compelling original programming, and fortifying our unique position with viewers and our distribution partners. The result of these efforts was another quarter of revenue and Adjusted OIBDA increases.”

“With the recent additions of ‘The Missing’ and ‘The Chair,’ STARZ has slated a record seven STARZ Original series for 2014 with 55 hours of original programming. We are very pleased that ‘Black Sails’ concluded its first season with strong viewership and robust demand worldwide including a recent licensing pact with Amazon Prime Instant Video in the UK. ‘Da Vinci’s Demons’ second season is performing well and in a consistent manner with its successful first season. Interest continues to grow for the series premiere of ‘Power’ on June 7.”

Consolidated
For the quarter, revenue increased 5% to $420.0 million, Adjusted OIBDA increased 8% to $126.2 million and operating income increased 8% to $113.5 million.

Starz Networks
Revenue increased 3% to $324.0 million as a result of rate increases from various distributors. STARZ subscribers increased 1% to 21.9 million, while ENCORE subscribers decreased 2% to 34.4 million. Adjusted OIBDA was consistent with the prior year at $114.0 million due to the increase in revenue offset by higher programming and advertising costs which were the result of premiering two original series during Q1 2014, as compared to one during Q1 2013. Cash paid for investment in films and television programs increased 90% to $55.5 million primarily due to a greater number of original series in production. STARZ Original series in production during Q1 2014 included “Black Sails” Season 2, “Outlander” Season 1 and “Power” Season 1 as compared to “Black Sails” Season 1 in Q1 2013.

Starz Distribution
Revenue increased 15% to $87.3 million and Adjusted OIBDA increased 388% to $12.7 million due, in large part, to the distribution of films for The Weinstein Company.

Starz Animation
Revenue increased 19% to $8.9 million and Adjusted OIBDA was consistent with the prior year period due to timing of production activity at the Company’s Film Roman studio.

Operating Income
The 8% increase for the quarter is primarily due to the increase in Adjusted OIBDA.

Share Repurchases
From February 1, 2014 through April 30, 2014, 1.4 million shares of Series A common stock (NASDAQ: STRZA) were purchased at an average cost per share of $29.35 for total cash consideration of $41.0 million. Since trading began on January 14, 2013, Starz has repurchased 14.2 million shares at an average cost per share of $25.88 for aggregate cash consideration of $366.5 million. These repurchases represent 11.6% of the shares outstanding as of January 14, 2013. Starz currently has $433.5 million remaining under its share repurchase authorization. Under the share repurchase program, Starz may acquire its common stock, from time to time through open market transactions and privately negotiated transactions.

FOOTNOTES

(1)
Starz CEO, Christopher Albrecht, will discuss these highlights and other matters during the Starz earnings conference call which will begin at 12:00 p.m. (ET) on May 1, 2014. For information regarding how to access the call, please see “Important Notice” later in this document.

(2)	For a definition of Adjusted OIBDA and applicable reconciliation see Non-GAAP Financial Measures and Schedule 1 below.

NOTES

•	Unless otherwise noted, the foregoing discussion compares financial information for the three months ended March 31, 2014 to the same period in 2013.

SUPPLEMENTAL INFORMATION
As a supplement to Starz’s condensed consolidated statements of operations, to be included in its Form 10-Q, the following is a presentation of quarterly financial information and operating metrics for the periods indicated.

Please see the definition of Adjusted OIBDA below and a discussion of why management believes the presentation of Adjusted OIBDA provides useful information for investors. Schedule 1 to this press release provides a reconciliation of Adjusted OIBDA to operating income for the same periods, as determined under GAAP.

QUARTERLY SUMMARY

(amounts in millions, except per share data)	1Q13	2Q13	3Q13	4Q13	1Q14
Starz Networks	$315.8	$340.0	$319.9	$322.0	$324.0
Starz Distribution (1)	76.2	171.9	117.6	83.8	87.3
Starz Animation	7.5	6.6	8.7	9.7	8.9
Eliminations	(0.2)	(1.1)	(0.1)	(0.8)	(0.2)
Revenue	$399.3	$517.4	$446.1	$414.7	$420.0

Starz Networks	$114.4	$116.5	$106.5	$118.8	$114.0
Starz Distribution	2.6	14.5	7.4	(0.5)	12.7
Starz Animation	(0.6)	(0.8)	(0.5)	(0.7)	(0.6)
Eliminations	0.1	(0.7)	0.3	(0.4)	0.1
Adjusted OIBDA	$116.5	$129.5	$113.7	$117.2	$126.2

Operating income	$104.8	$116.1	$100.8	$103.4	$113.5
Net income	$58.2	$66.0	$53.1	$72.5	$66.8
Earnings per share (diluted)	$0.47	$0.52	$0.43	$0.62	$0.56

Starz Networks	$29.2	$21.8	$43.2	$31.0	$55.5
Starz Distribution	24.4	26.3	64.6	62.0	24.0
Total IFT (2)	$53.6	$48.1	$107.8	$93.0	$79.5

Subscription units - STARZ	21.6	21.8	22.0	22.2	21.9
Subscription units - ENCORE	35.1	35.1	35.0	34.9	34.4
Total subscription units	56.7	56.9	57.0	57.1	56.3

(1) Includes the following home video net sales	$49.8	$126.3	$65.7	$54.7	$56.7

(2) Cash paid for investment in films and television programs

CASH AND DEBT
The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	3/31/13	6/30/13	9/30/13	12/31/13	3/31/14
Cash	$17.9	$30.9	$30.6	$25.7	$17.9

Debt:
Revolving credit facility	$235.0	$257.0	$309.5	$306.5	$326.5
5% senior notes	678.4	678.3	678.1	678.0	677.9
Transponder capital lease	33.8	32.8	31.7	30.6	29.6
Building capital lease	44.7	44.5	44.5	44.3	44.1
Total debt	$991.9	$1,012.6	$1,063.8	$1,059.4	$1,078.1

NON-GAAP FINANCIAL MEASURES

This press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, together with a reconciliation to operating income, as determined under GAAP. We define Adjusted OIBDA as revenue less programming costs, production and acquisition costs, home video cost of sales, operating expenses, and selling, general and administrative expenses. Our chief operating decision maker uses this measure of performance in conjunction with other measures to evaluate our operating segments’ performance and make decisions about allocating resources among our operating segments. We believe that Adjusted OIBDA is an important indicator of the operational strength and performance of our operating segments, including each operating segment’s ability to assist in servicing our debt and to fund investments in films and television programs. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between operating segments and identify strategies to improve performance. This measure of performance excludes stock compensation and depreciation and amortization that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, income before income taxes, net income, net cash provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Please see Schedule 1 below for the applicable reconciliation.

SCHEDULE 1

The following table provides a reconciliation of Adjusted OIBDA for Starz to its operating income calculated in accordance with GAAP for the three months ended March 31, 2013, June 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014, respectively.

(amounts in millions)	1Q13	2Q13	3Q13	4Q13	1Q14
Adjusted OIBDA	$116.5	$129.5	$113.7	$117.2	$126.2
Stock compensation	(7.3)	(9.0)	(8.8)	(9.3)	(7.8)
Depreciation and amortization	(4.4)	(4.4)	(4.1)	(4.5)	(4.9)
Operating income	$104.8	$116.1	$100.8	$103.4	$113.5

Starz
Consolidated Balance Sheets
(Amounts in millions, except share and per share amounts)
(Unaudited)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$17.9	$25.7
Restricted cash	32.7	30.1
Trade accounts receivable, net of allowances of $32.1 and $32.8	259.9	247.1
Program rights, net	369.3	271.8
Deferred income taxes	0.5	0.5
Other current assets	45.2	63.8
Total current assets	725.5	639.0
Program rights	361.9	333.2
Investment in films and television programs, net	187.3	194.6
Property and equipment, net of accumulated depreciation of $110.7 and $106.4	92.7	95.7
Deferred income taxes	20.6	18.5
Goodwill	131.8	131.8
Other assets, net	40.1	37.2
Total assets	$1,559.9	$1,450.0

Liabilities and Equity
Current liabilities:
Current portion of debt	$5.0	$4.9
Trade accounts payable	7.8	7.3
Accrued liabilities	375.8	297.8
Deferred revenue	22.1	16.6
Total current liabilities	410.7	326.6
Debt	1,073.1	1,054.5
Other liabilities	12.8	14.2
Total liabilities	1,496.6	1,395.3
Stockholders' equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 2,000,000,000 shares; issued and outstanding 99,229,135 and 101,130,964 shares at March 31, 2014 and December 31, 2013, respectively	1.0	1.0
Series B common stock, $.01 par value. Authorized 75,000,000 shares; issued and outstanding 9,872,737 and 9,875,737 shares at March 31, 2014 and December 31, 2013, respectively	0.1	0.1
Additional paid-in capital	252.6	310.6
Accumulated other comprehensive loss, net of taxes	(4.5)	(4.3)
Accumulated deficit	(180.6)	(245.5)
Total stockholders' equity	68.6	61.9
Noncontrolling interests in subsidiaries	(5.3)	(7.2)
Total equity	63.3	54.7
Commitments and contingencies
Total liabilities and equity	$1,559.9	$1,450.0

Starz
Consolidated Statements of Operations
(Amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue:
Programming networks and other services	$363.3	$349.5
Home video net sales	56.7	49.8
Total revenue	420.0	399.3

Costs and expenses:
Programming (including amortization)	156.2	146.0
Production and acquisition (including amortization)	40.9	39.8
Home video cost of sales	13.0	15.1
Operating	14.0	12.7
Selling, general and administrative	69.7	69.2
Stock compensation	7.8	7.3
Depreciation and amortization	4.9	4.4
Total costs and expenses	306.5	294.5

Operating income	113.5	104.8

Other income (expense):
Interest expense, net of amounts capitalized	(11.5)	(10.2)
Other income (expense), net	0.5	(1.5)
Income before income taxes	102.5	93.1

Income tax expense	(35.7)	(34.9)

Net income	66.8	58.2

Net income attributable to noncontrolling interests	(1.9)	(0.3)

Net income attributable to stockholders	$64.9	$57.9

Basic net income per common share	$0.60	$0.48
Diluted net income per common share	$0.56	$0.47
Weighted average number of common shares outstanding:
Basic	108.2	119.9
Diluted	115.0	124.3

Starz
Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Operating activities:
Net income	$66.8	$58.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4.9	4.4
Amortization of program rights	146.3	135.5
Program rights payments	(112.6)	(109.2)
Amortization of investment in films and television programs	36.2	27.4
Investment in films and television programs	(79.5)	(53.6)
Stock compensation	7.8	7.3
Payments of long term incentive plan	—	(2.4)
Deferred income taxes	(2.1)	17.9
Other non-cash items	0.9	(2.6)
Changes in assets and liabilities:
Current and other assets	(1.5)	(32.3)
Due to affiliate	—	(39.5)
Payables and other liabilities	(25.9)	55.6
Net cash provided by operating activities	41.3	66.7

Investing activities – purchases of property and equipment	(1.3)	(0.7)

Financing activities:
Borrowings of debt	84.0	923.5
Payments of debt	(65.2)	(516.1)
Debt issuance costs	—	(2.1)
Exercise of stock options	0.7	—
Minimum withholding of taxes related to stock compensation	(5.7)	(0.7)
Excess tax benefit from stock compensation	4.4	0.4
Repurchases of common stock	(66.0)	(2.9)
Distributions to Old LMC	—	(1,200.0)
Net cash used in financing activities	(47.8)	(797.9)

Net decrease in cash and cash equivalents	(7.8)	(731.9)
Cash and cash equivalents:
Beginning of period	25.7	749.8
End of period	$17.9	$17.9

IMPORTANT NOTICE

•
Starz (NASDAQ: STRZA, STRZB) CEO, Chris Albrecht will discuss Starz’s financial performance, and may discuss future opportunities in a conference call which will begin at 12:00 p.m. (ET) on May 1, 2014. The call can be accessed by dialing (877) 548-7905 or (719) 325-4804 at least 10 minutes prior to the start time. Replays of the conference call can be accessed through 3:00 p.m. (ET) on May 8, 2014, by dialing (888) 203-1112 or (719) 457-0820 plus the passcode 7126810#. The call will also be broadcast live via the Internet and archived on our website. To access the webcast go to http://ir.starz.com/events.cfm. Links to this press release will also be available on the Starz website.

•
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, new service and product launches including original content programming, new distribution platforms for our programming, the continuation of our stock repurchase plans, international expansion opportunities and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, market acceptance of new products or services, the timely launch of our original programming, the cooperation of our distributors in marketing our services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Starz, changes in law and market conditions conducive to stock repurchases and the ability to enter into transactions for international expansion. These forward-looking statements speak only as of the date of this press release, and Starz expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Starz’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Starz, including the most recent Forms 10-K and 10-Q, for additional information about Starz and about the risks and uncertainties related to Starz’s business which may affect the statements made in this press release.

About Starz
Starz (NASDAQ: STRZA, STRZB) is a leading integrated global media and entertainment company with operating units that provide premium subscription video programming on domestic U.S. pay television channels (Starz Networks), global content distribution (Starz Distribution) and animated television and movie production (Starz Animation), www.starz.com.

Starz Networks is a leading provider of premium subscription video programming through the flagship STARZ® and ENCORE® pay TV networks which showcase premium original programming and movies to U.S. multichannel video distributors, including cable operators, satellite television providers, and telecommunications companies. As of March 31, 2014, STARZ and ENCORE serve a combined 56.3 million subscribers, including 21.9 million at STARZ, and 34.4 million at ENCORE, making them the largest pair of premium flagship channels in the U.S. STARZ® and ENCORE®, along with Starz Networks’ third network MOVIEPLEX®, air over 1,000 movies monthly across 17 linear networks, complemented by On Demand and authenticated online offerings through STARZ PLAY, ENCORE PLAY, and MOVIEPLEX PLAY. Starz Distribution develops, produces and acquires entertainment content, distributing it to consumers globally on DVD, digital formats and traditional television. Starz Distribution’s home video, digital media and worldwide distribution business units distribute original programming content produced by Starz, as well as entertainment content for itself and third parties. Starz Animation produces animated TV and movie content for studios, networks, distributors and audiences worldwide.

###

Contacts:

Courtnee Ulrich	Theano Apostolou
Investor Relations	Corporate Communications
(720) 875-5420	(424) 204-4052
courtnee.ulrich@starz.com	theano@starz.com